UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  March 4, 2010

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33795	68-0666697
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho  83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events
(c)	Appointment of Certain Officers

On March 4, 2010, Home Federal Bancorp, Inc. (“Company”), and its wholly-owned subsidiary, Home Federal Bank (“Bank”) announced that R. Shane Correa, age 44, has been hired and appointed Executive Vice President with the functional title of President, Oregon Region for the Bank effective March 10, 2010.

Mr. Correa previously worked for Columbia State Bank, following the acquisition of Columbia River Bank on January 22, 2010. Mr. Correa previously served as Executive Vice President, Chief Banking Officer for Columbia River Bank in The Dalles, Oregon, since 1998. Prior to that, Mr. Correa served as Vice President, Business Banking Team Leader for U.S. Bank in Oregon from 1989 to 1998. For further information concerning Mr. Correa’s background, reference is made to the press release dated March 4, 2010, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

99.1         Press release dated March 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME FEDERAL BANCORP, INC.

Date: March 5, 2010	By: /s/ Eric S. Nadeau
Eric S. Nadeau
Executive Vice President
and Chief Financial Officer